EXHIBIT 16.1

December 15, 2009

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Swordfish Financial, Inc's statements included under Item 4.01 of its Form 8-K/A filed on December 15, 2009 and we agree with such statements concerning our firm.

/s/ Baker Tilly Virchow Krause, LLP

Baker Tilly Virchow Krause, LLP